Exhibit 23.2

Armanino LLP 50 West San Fernando Street Suite 500 San Jose, CA 95113-2438 408 200 6400 main 408 200 6401 fax armaninoLLP.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our audit report dated February 23, 2021 relating to the financial statements of Momentus Inc. for the two years ended December 31, 2020, which report appears in the Proxy Statement/Consent Solicitation/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Armanino LLP
ArmaninoLLP
San Jose, California

March 7, 2021